      As Filed With the Securities and Exchange Commission on April 1, 2013
                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               ANNONA ENERGY INC.
                 (Name of small business issuer in its charter)

          Nevada                                               1081
(State or Other Jurisdiction                       (Primary Standard Industrial
     of Organization)                                   Classification Code)

        2316 A Willemar Avenue
       Courtenay, B.C. V9N 3M8
(250) 898 8882 Carson City, Nevada 89701           Resident Agents of Nevada
annona.energy@yahoo.com (775) 882-4641           711 S. Carson Street, Suite 4
  (Address and telephone number of           (Name, address and telephone number
    registrant's executive office)                  of agent for service)

                                   Copies to:
                        Kevin M. Murphy, Attorney at Law
                                 6402 Scott Lane
                               Pearland, TX 77581
                                 (281) 804-1174
                             info@kevinmurphylaw.com

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under
Rule 462(b) of the Securities Act, please check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the
Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the
Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer [ ]                        Accelerated Filer [ ]
Non-accelerated Filer [ ]                          Smaller Reporting Company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

================================================================================
Securities to     Amount To Be    Offering Price     Aggregate      Registration
be Registered      Registered       Per Share      Offering Price      Fee [1]
--------------------------------------------------------------------------------
Common Stock:      6,000,000         $ 0.01           $60,000           $8.19
================================================================================
[1]  Estimated solely for purposes of calculating the registration fee under
     Rule 457.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE
NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER
AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL
THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES
ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES
AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.
================================================================================
                                   PROSPECTUS
                               ANNONA ENERGY INC.
                             SHARES OF COMMON STOCK
                      3,000,000 MINIMUM - 6,000,000 MAXIMUM

We are offering 3,000,000 shares minimum, 6,000,000 shares maximum of our common stock on a best efforts basis at an offering price of $0.01 per share (the
"Offering").

We are offering 3,000,000 shares of common stock minimum, 6,000,000 shares of common stock maximum in a direct public offering, without any involvement of underwriters or broker/dealers. The offering price is $0.01 per share. In the event that 3,000,000 shares are not sold within 180 days, all money received by us will be promptly, returned to you without deduction of any kind. The SEC staff generally defines "promptly" as a period of up to three days. If at least
3,000,000 shares are sold within 180 days, all money received by us will be retained by us and there will be no refund. Funds will be held in a standard bank account. The foregoing account is not an escrow, trust or similar account.
It is merely a separate bank account under our control where we will segregate your funds. Only our officer and director will have access to the account. You will not have the right to withdraw your funds during the Offering. You will only receive your funds back if we do not raise the minimum amount of the
Offering within 180 days. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this Offering. As a result, you may lose your entire investment notwithstanding the purported minimum offering provisions because the funds are not held in an escrow account and are potentially subject to creditor claims.

Our common stock is presently not traded on any market or securities exchange.
Upon completing our public Offering, we intend to seek out an SEC registered broker-dealer to file a Form 211 with the Financial Industry Regulatory
Authority ("FINRA"), to act as a market maker for our common stock and post a quotation for our common stock on the OTCBB. There can be no assurance that a market maker will agree to file the necessary documents with FINRA which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved.

Our common stock will be sold on our behalf by Lawrence Jean, our sole officer and director. He will not receive any commissions or proceeds from the Offering for selling shares on our behalf.

WE ARE AN "EMERGING GROWTH COMPANY" AS DEFINED UNDER THE FEDERAL SECURITIES LAWS
AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED PUBLIC COMPANY REPORTING
REQUIREMENTS FOR FUTURE FILINGS.

                          Offering Price           Proceeds to Us
                          --------------           --------------
Per Share - Minimum          $  0.01                   $  0.01
Per Share - Maximum          $  0.01                   $  0.01
Minimum                      $30,000                   $30,000
Maximum                      $60,000                   $60,000

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" STARTING AT
PAGE 4. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS
PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

             The date of this prospectus is _______________________.
                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

SUMMARY OF PROSPECTUS                                                        2
     General Information about Our Company                                   2
     The Offering                                                            2
RISK FACTORS                                                                 4
RISKS ASSOCIATED WITH OUR COMPANY                                            6
RISKS ASSOCIATED WITH THIS OFFERING                                         10
USE OF PROCEEDS                                                             11
DETERMINATION OF OFFERING PRICE                                             12
DILUTION                                                                    12
PLAN OF DISTRIBUTION                                                        14
     Offering will be Sold by Our Officer and Director                      14
     Terms of the Offering                                                  14
     Deposit of Offering Proceeds                                           15
     Procedures for and Requirements for Subscribing                        15
DESCRIPTION OF SECURITIES                                                   15
INTEREST OF NAMED EXPERTS AND COUNSEL                                       16
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATION                                                        16
DESCRIPTION OF OUR BUSINESS                                                 19
     General Information                                                    19
     Acquisition of Mineral Claim                                           19
     Competition                                                            21
     Compliance with Government Regulations                                 23
     Employees and Employment Agreements                                    27
DESCRIPTION OF PROPERTY                                                     28
LEGAL PROCEEDINGS                                                           28
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                    29
WHERE YOU CAN FIND MORE INFORMATION                                         31
FINANCIAL STATEMENTS                                                        31
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON FINANCIAL DISCLOSURE       31
DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON                    31
EXECUTIVE COMPENSATION                                                      33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER & MGMT                       34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                              34
INDEMNIFICATION                                                             35

                             SUMMARY OF OUR OFFERING

OUR BUSINESS

We were incorporated on October 22, 2012. We are an exploration stage corporation engaged in the search for oil and gas. Our business plan is to develop oil and gas leases with the intent of reworking older drilled wells which are not currently producing, but still have the well-bore in place. Due to the higher price of crude oil and natural gas and utilizing new technology the wells can be reworked with the intent of making them profitable.

We have no revenues, have a loss since inception, have minimal operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officer and director to fund operations.

Our mailing address is located at 2316-A Willemar Avenue, Courtenay, B.C. V9N
3M8, Canada and our telephone number is (250) 898 8882. This is the home of
Lawrence Jean, our president. We use approximately 100 square feet on a rent free basis. Our registered statutory office is located at 711 S. Carson Street,
Suite 4, Carson City, Nevada 89701.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

THE OFFERING

Following is a brief summary of this Offering:

Securities being offered          A minimum of 3,000,000 of common stock and a
                                  maximum of 6,000,000 shares of common stock,
                                  par value $0.001.

Offering price per share          $0.01

Offering period                   The shares are being offered for a period not
                                  to exceed 180 days.

Net proceeds to us                $30,000, assuming the minimum number of shares
                                  are sold and $60,000, assuming the maximum
                                  number of shares are sold.

Use of proceeds                   We will use the proceeds to pay for offering
                                  expenses, research and exploration.

Number of shares outstanding
before the Offering               7,500,000

Number of shares outstanding
after the Offering if all of
the shares are sold               13,500,000

                                  RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe to be all the material risks involved if you decide to purchase shares in this Offering.

RISKS ASSOCIATED WITH THE BUSINESS OF ANNONA ENERGY

1. WE DO NOT OWN ANY INTERESTS IN ANY PROPERTIES.

We do not own any interests in any oil and gas properties. We intend to use the proceeds from this public Offering to acquire an interest in one oil and gas lease. There is no assurance, however, that we will ever acquire any interest in any properties.

2. PRICES OF OIL AND NATURAL GAS ARE VOLATILE, AND A DECLINE IN SUCH PRICES
WOULD ADVERSELY AFFECT US.

Global economic conditions, political conditions, and energy conservation have created volatile prices for oil and natural gas. Oil and natural gas prices may fluctuate significantly in response to minor changes in supply, demand, market uncertainty, political conditions in oil-producing countries, activities of oil-producing countries to limit production, global economic conditions, weather conditions and other factors that are beyond our control. The prices for domestic oil and natural gas production have varied substantially over time and may in the future decline, which would adversely affect us. Prices for oil and natural gas have been and are likely to remain extremely volatile.

3. TITLE TO OUR OIL AND GAS LEASES COULD BE DEFECTIVE IN WHICH CASE WE MAY NOT
OWN THE INTERESTS THAT WE BELIEVE WE DO.

It is customary in the oil and gas industry that upon acquiring an interest in a property, that only a preliminary title investigation be done at that time. We intend to follow this custom. If the title to the prospects should prove to be defective, we could lose the costs of acquisition, or incur substantial costs for curative title work.

4. IF WE FIND GAS OUR WELLS COULD BE SHUT-IN AND REVENUES COULD BE CURTAILED.

Production from gas wells in many geographic areas of the United States has been curtailed or shut-in for considerable periods of time due to a lack of market demand, and such curtailments may continue for a considerable period of time in the future. There may be an excess supply of gas in areas where our operations will be conducted. In such event, it is possible that there will be no market or a very limited market for our gas production. It is customary in many areas of the U.S. to shut-in gas wells in the spring and summer when there is not sufficient demand for gas. This could result in suspension of revenues.

5. OPERATING AND ENVIRONMENTAL HAZARDS COULD HAVE A NEGATIVE IMPACT ON OUR
OPERATIONS.

Hazards incident to the operation of oil and gas properties, such as accidental leakage of petroleum liquids and other unforeseen conditions, may be encountered by us if we participate in developing a well and, on occasion, substantial liabilities to third parties or governmental entities may be incurred. We could be subject to liability for pollution and other damages or may lose substantial portions of prospects or producing properties due to hazards which cannot be insured against or which have not been insured against due to prohibitive premium costs or for other reasons. We currently do not maintain any insurance for environmental damages. Governmental regulations relating to environmental matters could also increase the cost of doing business or require alteration or cessation of operations in certain areas.

6. BECAUSE THE PROBABILITY OF AN INDIVIDUAL PROSPECT EVER HAVING OIL AND GAS IS
EXTREMELY REMOTE ANY FUNDS SPENT ON EXPLORATION WILL PROBABLY BE LOST.

The probability of an individual prospect ever having oil and gas is extremely remote. In all probability the property does not contain any oil and gas. As such, any funds spent on exploration will probably be lost which result in a loss of your investment.

7. OIL AND NATURAL GAS INVESTMENTS ARE HIGHLY RISKY, AND THERE IS A POSSIBILITY
YOU WILL LOSE ALL OF YOUR INVESTMENT.

The selection of prospects for oil and natural gas drilling, the drilling, ownership and operation of oil and natural gas wells, and the ownership of non-operating interests in oil and natural gas properties are highly speculative. There is a possibility you will lose all or substantially all of your investment. We cannot predict whether any prospect will produce oil or natural gas or commercial quantities of oil or natural gas, nor can we predict the amount of time it will take to recover any oil or natural gas we do produce.
Our activities may be unprofitable, not only from non-productive wells, but from wells that do not produce oil or natural gas in sufficient quantities or quality to return a profit.

8. COMPETITION, MARKET CONDITIONS AND GOVERNMENT REGULATION MAY ADVERSELY AFFECT
US.

A large number of companies and individuals engage in the search for oil and natural gas. As a result, there is intense competition for the most desirable prospects. The sale of any oil or natural gas found and produced will be affected by fluctuating market conditions and regulations, including environmental standards, set by state and federal agencies. Governmental regulations may fix rates of production wells, and the prices for oil and natural gas produced from the wells may be limited. From time-to-time, a surplus of oil and natural gas occurs in areas of the United States. The effect of a surplus may be to reduce the price we may receive for our oil or natural gas production, or to reduce the amount of oil or natural gas that we may produce and sell.

9. ENVIRONMENTAL HAZARDS AND LIABILITIES MAY ADVERSELY AFFECT US.

There are numerous natural hazards involved with oil and natural gas wells, including unexpected or unusual pressures, blowouts involving possible damages

to property and third parties, surface damages, bodily injuries, damage to and loss of equipment, reservoir damage and loss of reserves. There are also hazards involved in the transportation of oil and natural gas from our wells to market.
Such hazards include pipeline leakage and risks associated with the spilling of oil transported via barge instead of pipeline, both of which could result in liabilities associated with environmental cleanup. Uninsured liabilities would reduce the funds available to us and may result in the loss of properties.

10. THE PRODUCTION AND PRODUCING LIFE OF WELLS IS UNCERTAIN. PRODUCTION WILL
DECLINE.

It is not possible to predict the life and production of any well. The actual lives could differ significantly from those anticipated. Sufficient oil or natural gas may not be produced for you to receive a profit or even to recover your initial investment. In addition, production from oil and natural gas wells, if any, will decline over time, and does not indicate any consistent level of future production. This production decline may be rapid and irregular when compared to a well's initial production.

RISKS ASSOCIATED WITH OUR COMPANY

11. OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION, THEREFORE THERE IS
SUBSTANTIAL UNCERTAINTY WE WILL CONTINUE ACTIVITIES IN WHICH CASE YOU COULD LOSE
YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. As such we may have to cease activities and you could lose your investment.

12. WE LACK AN OPERATING HISTORY AND HAVE LOSSES WHICH WE EXPECT TO CONTINUE
INTO THE FUTURE. AS A RESULT, WE MAY HAVE TO SUSPEND OR CEASE ACTIVITIES.

We were incorporated in October 2012 and we have not started our proposed business activities or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss was $943 from inception to December 31, 2012. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

     *    our ability to locate a profitable oil & gas property
     *    our ability to generate revenues
     *    our ability to reduce operating costs

Based upon current plans, we expect to incur operating losses in future periods.
This will happen because there are expenses associated with the research and reactivation of oil & gas properties. As a result, we may not generate revenues in the future. Failure to generate revenues may cause us to suspend or cease activities.

13. BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MAY HAVE TO LIMIT OUR
ACQUISITION ACTIVITY WHICH MAY RESULT IN A LOSS OF YOUR INVESTMENT.

Because we are small and do not have much capital, we must limit our acquisition activity. As such we may not be able to lease as many properties as we would like. In that event, a profitable oil or gas reserve may go undiscovered.
Without producing wells we cannot generate revenues and you will lose your investment.

14. WE WILL BE RELIANT UPON AN OUTSIDE OPERATOR TO REWORK THE WELLS AND MONITOR
THE DAY TO DAY OPERATION. IF THE OPERATOR FAILS TO CARRY OUT THE TERMS OF OUR
AGREEMENT OR WE LOSE THE SERVICES OF THE OPERATOR OUR BUSINESS MAY FAIL.

We do not currently have a well. If we are able to procure a well once our
Offering is complete, the re-working and monthly maintenance of the well once production commences will be carried out by an independent operator in the area where the well is located. Any failure to live up to the terms of any future agreement or an outright cancellation of an agreement could have an adverse effect on production and future revenues, consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

15. BECAUSE OUR SOLE OFFICER AND/OR DIRECTOR DOES NOT HAVE ANY FORMAL TRAINING
SPECIFIC TO THE TECHNICALITIES OF OIL AND GAS EXPLORATION, THERE IS A HIGHER
RISK OUR BUSINESS WILL FAIL.

Our sole officer and director is Lawrence Jean. Mr. Jean has no formal training as a geologist or in the technical aspects of management of an oil and gas company. With no direct training or experience in the oil and gas industry, he may not be fully aware of the specific requirements related to working within this industry. His decisions and choices may not take into account standard engineering or managerial approaches oil and gas companies commonly use.
Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to his lack of experience in this industry.

16. BECAUSE OUR OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES AND
WILL ONLY BE DEVOTING 7 TO 12% OF HIS TIME OR APPROXIMATELY THREE TO FIVE HOURS
PER WEEK TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN
PERIODIC INTERRUPTIONS OR SUSPENSIONS OF EXPLORATION.

Because our officer and director has other outside business activities and will only be devoting 7 to 12% of his time or three to five hours per week to our operations, our operations may be sporadic and occur at times which are convenient to our officer and director. As a result our business plan may be periodically interrupted or suspended.

17. OUR DIRECTOR WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR
OPERATIONS, WHICH MEANS AS A MINORITY STOCKHOLDER, YOU WOULD HAVE NO CONTROL
OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR
ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this Offering, if all 6,000,000 shares are sold, our executive officer and director will own 56% of our common stock. He will have significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate

transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other stockholders.

18. OUR SOLE OFFICER AND DIRECTOR LIVES OUTSIDE THE UNITED STATES, MAKING IT
DIFFICULT FOR AN INVESTOR TO ENFORCE LIABILITIES IN FOREIGN JURISDICTIONS.

We are a Nevada corporation and, as such, are subject to the jurisdiction of the
State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. An investor would have the ability to effect service of process in any action on the company within the United States.
However, since our officer and director resides outside the United States, substantially all or a portion of his assets are located outside the United
States. As a result, it may not be possible for investors to effect service of process within the United States upon him or to enforce any judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States or any state thereof.

19. WE ARE AN "EMERGING GROWTH COMPANY" AND WE CANNOT BE CERTAIN IF THE REDUCED
DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR
COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an "emerging growth company," as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not
"emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the
Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. We will cease to be an emerging growth company as described in the following risk factor. Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

20. WHILE WE CURRENTLY QUALIFY AS AN "EMERGING GROWTH COMPANY" UNDER THE JOBS
ACT, WHEN WE LOSE THAT STATUS IT WILL INCREASE THE COSTS AND DEMANDS PLACED UPON
MANAGEMENT.

We will continue to be deemed an emerging growth company until the earliest of
(i) the last day of the fiscal year during which we had total annual gross revenues of $1,000,000,000 (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which we are deemed to be a `large accelerated filer' as defined by the SEC, which would generally occur upon our attaining a public float of at least $700 million. Once we lose emerging growth company status, we expect the costs and demands placed upon management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if our public float should exceed $75 million.

21. BECAUSE OUR COMMON STOCK IS NOT REGISTERED UNDER THE SECURITIES EXCHANGE ACT
OF 1934, AS AMENDED, WE WILL NOT BE SUBJECT TO THE FEDERAL PROXY RULES AND OUR
DIRECTORS, EXECUTIVE OFFICERS AND 10% BENEFICIAL HOLDERS WILL NOT BE SUBJECT TO
SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. IN ADDITION OUR
REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF
1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300
SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future.
As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act
requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4, and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through periodic reports and any registration statements on Form S-1 we file.
Furthermore, so long as our common stock is not registered under the Exchange
Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

RISKS ASSOCIATED WITH THIS OFFERING

22. IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, STOCKHOLDERS MAY BE
UNABLE TO SELL THEIR SHARES AND WILL INCUR LOSSES AS A RESULT.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for quotation of our common stock on
FINRA's Over the Counter Bulletin Board ("OTCBB") upon the effectiveness of our
Registration Statement on Form S-1, of which this prospectus forms a part. Our shares may never trade on the OTCBB. If no market is ever developed for our shares, it will be difficult for stockholders to sell their stock. In such a case, stockholders may find that they are unable to achieve benefits from their investment.

23. A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO
SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange
Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the
Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

24. WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO
SELL ANY SHARES.

This Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives and business associates, however; there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this
Offering, we may have to seek alternative financing to implement our business plans.

25. YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR
YOUR SHARES.

Our existing stockholder acquired his shares at a cost of $.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this Offering. Upon completion of this Offering, and assuming all 6,000,000 shares are sold, the net tangible book value of the shares held by our existing stockholder (7,500,000 shares) will be increased by $.004 per share without any additional investment on his part. The purchasers of shares in this
Offering will incur immediate dilution (a reduction in the net tangible book value per share from the Offering price of $.01 per share) of $.005 per share.
As a result, after completion of the Offering, the net tangible book value of the shares held by purchasers in this Offering would be $.0049 per share, reflecting an immediate reduction in the $.01 price per share they paid for their shares.

                                       10
26. WE WILL BE HOLDING ALL THE PROCEEDS FROM THE OFFERING IN A STANDARD BANK
CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN
AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONEY WILL NOT BE RETURNED IF
ALL THE SHARES ARE NOT SOLD.

All funds received from the sale of shares in this Offering will be deposited into a standard bank checking account until all shares are sold or the Offering is closed, at which time, the proceeds will be transferred to our business operating account. In the event the minimum of 3,000,000 shares are not sold we have committed to promptly return all funds to the original purchasers. However since the funds will not be placed into an escrow, trust or other similar account, any third party creditor who may obtain a judgment or lien against us could satisfy the judgment or lien by executing on the bank account where the
Offering proceeds are being held, resulting in a loss of any investment you make in our securities.

27. WE WILL INCUR ONGOING COSTS AND EXPENSES FOR U.S. SECURITIES AND EXCHANGE
COMMISSION REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO
REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF
AT ALL.

Our business plan allows for the payment of the estimated costs of this registration statement ($6,500) to be paid from existing cash on hand. We plan to contact a market maker immediately following the close of the Offering and apply to have the shares quoted on the OTCBB. To be eligible for quotation, issuers must remain current in their filings with the U.S. Securities and
Exchange Commission. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

28. OUR SOLE OFFICER AND DIRECTOR, BENEFICIALLY OWNS 100% OF THE OUTSTANDING
SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING HE WILL OWN
56% OF THE OUTSTANDING SHARES. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE,
IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

Due to the amount of Mr. Jean's share ownership in our company, if he chooses to sell his shares in the public market, the market price of our stock could decrease and all stockholders suffer a dilution of the value of their stock.

                                 USE OF PROCEEDS

Our Offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the Offering to proceed. The Offering price per share is $0.01. The following table sets forth the scenarios for the use of proceeds assuming the sale of 3,000,000 to 6,000,000 shares of the securities being offered for sale by the Company.

                                       11

Number of Shares Sold                    3,000,000      4,000,000      5,000,000     6,000,000
---------------------                    ---------      ---------      ---------     ---------

Proceeds to the Company                   $30,000        $40,000        $50,000       $60,000
Purchase of One Lease                     $ 6,000        $ 6,000        $ 6,000       $ 6,000
Purchase of Second Lease                  $     0        $     0        $     0       $ 6,000
Rework Program                            $16,000        $16,000        $16,000       $32,000
Monthly Maintenance (6 mo @ $400 mo)      $ 2,400        $ 2,400        $ 2,400       $ 4,800
Audit & Legal                             $ 5,000        $ 5,000        $ 5,000       $ 5,000
Working Capital                           $   600        $10,600        $20,600       $ 6,200

We will establish a separate bank account and all proceeds will be deposited into that account until the minimum amount of the Offering (3,000,000 shares) is received or the Offering is closed, at which time the funds will be released to us for use in our operations. In the event we do not sell the minimum number of shares before the expiration date of the Offering, all funds will be returned promptly to the subscribers, without interest or deduction. If it becomes necessary our director has verbally agreed to loan the company funds to complete the registration process, but we will require full funding to implement our business plan.

                         DETERMINATION OF OFFERING PRICE

The Offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the Offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of December 31, 2012, the net tangible book value of our shares was $6,557 or approximately $.0009 per share, based upon 7,500,000 shares outstanding.

Upon 100% completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of all the shares and receipt of the total proceeds of $60,000, the net tangible book value of the 13,500,000 shares to be outstanding will be $66,557, or approximately $.0049 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholder
(7,500,000 shares) will be increased by $.004 per share without any additional

                                       12
investment on his part. The purchasers of shares in this Offering will incur immediate dilution (a reduction in the net tangible book value per share from the Offering price of $.01 per Share) of $.005 per share. As a result, after completion of the Offering, the net tangible book value of the shares held by purchasers in this offering would be $.0049 per share, reflecting an immediate reduction in the $.01 price per share they paid for their shares.

After 100% completion of the Offering, the existing stockholder will own 56% of the total number of shares then outstanding, for which he will have made a cash investment of $7,500, or $.001 per Share. Upon completion of the Offering, the purchasers of the shares offered hereby will own 44% of the total number of shares then outstanding, for which they will have made a cash investment of
$60,000, or $.01 per Share.

The following table illustrates the per share dilution to the new investors in the event only a percentage of the shares are sold, and if all the shares are sold, and does not give any effect to the results of any operations subsequent to December 31, 2012:

Number of Shares                                   6,000,000     5,000,000     4,000,000     3,000,000
----------------                                   ---------     ---------     ---------     ---------

Proceeds to the Company                             $60,000       $50,000       $40,000       $30,000
Price Paid per Share by Existing Stockholder        $  .001       $  .001       $  .001       $  .001
Public Offering Price per Share                     $   .01       $   .01       $   .01       $   .01
Net Tangible Book Value Prior to this Offering      $ .0009       $ .0009       $ .0009       $ .0009
Net Tangible Book Value After this Offering         $ .0049       $ .0045       $ .0040       $ .0035
Increase in Net Tangible Book Value per Share
 Attributable to cash payments from purchasers
 of the shares offered                              $  .004       $  .004       $  .003       $  .003
Immediate Dilution per Share to New Investors       $  .005       $  .005       $  .006       $  .007

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this Offering:

                Total Price        Number of        Percent of     Consideration
                 Per Share        Shares Held       Ownership          Paid
                 ---------        -----------       ---------          ----
Existing
Stockholder       $ .001           7,500,000           56%            $ 7,500

Investors in
This Offering     $ .01            6,000,000           44%            $60,000

                                       13
                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a prospectus that permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Lawrence Jean, our officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officer and director will not register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the Offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a.   Our officer and director is not subject to a statutory
          disqualification, as that term is defined in Section 3(a)(39) of the
          Act, at the time of his participation; and,

     b.   Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c.   Our officer and director is not, nor will he be at the time of his participation in the Offering, an associated person of a
          broker-dealer; and

     d.   Our officer and director meets the conditions of paragraph (a)(4)(ii)
          of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control person and affiliates do not intend to purchase any shares in this Offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.01 per share until the completion of this Offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

                                       14
This Offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date"), unless extended by our Board of
Directors for an additional 90 days. If the board of directors votes to extend the Offering for the additional 90 days, a post-effective amendment to the registration statement will be filed to notify subscribers and potential subscribers of the extended Offering period. Anyone who has subscribed to the
Offering prior to the extension will be notified by the company that their money will be promptly refunded prior to the expiration of the original Offering unless they provide an affirmative statement that they wish to subscribe to the extended offer.

DEPOSIT OF OFFERING PROCEEDS

This is a "min-max" Offering and, as such, we will not be able to spend any of the proceeds unless a minimum of 3,000,000 shares are sold. We intend to hold all funds collected from subscriptions in a separate bank account, until the minimum amount of $30,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plan. In the event the minimum Offering is not sold out prior to the
Expiration Date, all money will be promptly returned to the investors, without interest or deduction within 3 business days. We determined the use of the standard bank account was the most efficient use of our current limited funds.
Please see the risk factor section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier's check payable to the company. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to Annona Energy, Inc.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized capital stock of the Company consists of 75,000,000 shares of
Common Stock, par value $.001. The holders of common stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, Bylaws

                                       15
and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this
Offering is completed, and assuming all 6,000,000 shares are sold, the present stockholder will own 56% of the outstanding shares. (See "Principal
Stockholders".)

CASH DIVIDENDS

As of the date of this prospectus, the Company has not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and financial position of the
Company, general economic conditions, and other pertinent factors. It is the present intention of the Company not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company's business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the
Company.

Our financial statements for the period from inception ("October 22, 2012") to the year ended December 31, 2012, included in this prospectus, have been audited by Anton & Chia, LLP. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Kevin M. Murphy, Attorney at Law, has acted as special counsel to Annona Energy,
Inc. for the limited purpose of rendering an opinion in connection with the registration and proposed sale of the 6,000,000 shares of common stock at $0.01 per share.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like:
believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

                                       16
PLAN OF OPERATION

We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations. An exploration stage company is one engaged in the search for oil and gas reserves which are not in either the development or production stage.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin selling oil and gas. Accordingly, we must raise cash from sources other than the sale of oil and gas. Our only other source for cash at this time is investments by others in this Offering. We must raise cash to implement our project and stay in business. The minimum amount of the Offering will allow us to operate for at least one year. Our success or failure will be determined by what we find under the ground. The more money we raise, the more oil and gas leases we can acquire. We will not acquire an oil and gas lease until we raise money from this Offering.

We believe we will need to raise the minimum amount in this Offering of $30,000 in order to acquire one lease with at least one drilled well bore that is currently non-producing and rework it on the property. If we are able to raise more than the minimum Offering this would allow us to acquire one or more leases. We have targeted the geographical area of Caddo and Bossier Parishes in northwest Louisiana.

Any oil and gas that may be produced on our lease would be distributed through oil and gas gathering companies in the area. The local operator who we will hire would make the arrangements with the trucking or gathering companies. If we do find a lease with a drilled well bore that is currently non-producing and are able to rework the well, the distribution agreements for oil generally provides for it to be picked up and trucked to point of sale. We would then be paid for our oil at the market price at the time of delivery less any transportation charges from the trucking or gathering company. These charges can range from 5%
upward of the market value of the gas, depending on the competition among transmission companies in the area of the wells.

If we are able to find a drilled well bore that is non-producing and is not able to rework it, we would have to suspend operations until we raised more money. If we are unable to raise more money, we may have to cease operations.

We do not intend to hire additional employees at this time. All of the work on the property will be conducted by unaffiliated independent operators that we will hire. The independent operators will be responsible for reworking the wellbore on the lease and distributing and selling any oil or gas found.

In the event we complete our exploration program prior to the end of one year, and it is anticipated we will do so as reflected in the milestones that follow, if we find oil and/or gas, we will spend the balance of the year creating a

                                       17
program for development of the property. If we do not find oil and/or gas on the property, we will attempt to locate a new property, raise additional money, and explore the new property.

Our plan of operation for the twelve months following the date of this prospectus is to raise funds from the Offering, secure a lease on a property and complete the re-work and production program while also searching for other affordable leases. We estimate it will take approximately three to six months to complete the registration process and sell the shares in this Offering. Once we receive funding it will take three to four months to secure a lease and get the well operational.

If we are able to raise the full $60,000 from this Offering we anticipate spending $6,000 for the purchase of the lease and the estimated cost of $16,000 for the rework program, we anticipate spending an additional $2,400 (approx.
$400 per month) for monthly maintenance fees once the well is operational
(anticipated to begin in month 6), $5,000 on professional fees, including fees payable for complying with reporting obligations. If all proceeds as planned we will also look into purchasing a second lease for $6,000 and the rework and monthly maintenance fees would be comparable to those with our first well. We anticipate having approximately $6,200 in working capital in this scenario.
Total expenditures over the next 12 months are expected to be approximately
$60,000. We will require the funds from this Offering to proceed.

If we are only able to raise $30,000 to $50,000 we would not purchase a second well lease and our costs would be limited to $6,000 for the lease, $16,000 for rework, $2,400 for maintenance, $5,000 for professional fees and the remainder being working capital.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of the property, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we must find oil and/or gas in paying quantities. We are seeking equity financing to provide for the capital required to purchase and rework one or two wells.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this Offering.
We will be able to stay in business for one year if we raise at least the

                                       18
minimum amount of $30,000. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus.

Our officer and director is willing to commit to loan us money for our operations until this Offering has been completed or until the offering period has expired. At the present time, we have not made any arrangements to raise additional cash, other than through this Offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this Offering, it will last a year. Other than as described in this paragraph, we have no other financing plans.

We issued 7,500,000 restricted shares of common stock to Lawrence Jean, our sole officer and director. The purchase price of the shares was $7,500. This was accounted for as an acquisition of shares. There is $425 owed to Mr. Jean that is non-interest bearing, unsecured and due on demand.

As of December 31, 2012 our total assets were $6,982 and our total liabilities were $425. From inception (October 22, 2012) through December 31, 2012 we had net losses of $943.

                                    BUSINESS

GENERAL

We are a start-up stage company formed under the laws of the State of Nevada on
October 22, 2012, for the purpose of purchasing and operating one oil and gas lease. We are currently not earning any revenues. Since inception, we have examined the U.S. geographical area and determined where we want to acquire an oil and gas lease; prepared this registration statement; and, upon completion of our public Offering, acquire one oil and gas lease with a re-workable wellbore thereon.

ACQUISITION AND REWORKING OF PROSPECTS

We have not pre-selected any prospects. We have targeted Caddo and Bossier
Parishes in northwest Louisiana Regardless of location; we will evaluate all prospective acquisitions on the basis of their oil and natural gas producing potential.

Prospects will be acquired pursuant to an arrangement in which we will acquire part of the working interest. For purposes of this prospectus, a working interest includes any interest, which is subject to some portion of the costs of development, operation or maintenance. This working interest will be subject to landowners' royalty interests and other royalty interests payable to unaffiliated third parties in varying amounts.

                                       19
In acquiring interests in leases, we may pay such consideration and make such contractual commitments and agreements as we deem fair, reasonable and appropriate. For purposes of this prospectus, the term "lease" means any full or partial interest in:

     *    undeveloped oil and natural gas leases;
     *    oil and natural gas mineral rights;
     *    licenses;
     *    concessions;
     *    contracts;
     *    fee rights; or
     *    other rights authorizing the owner to drill for, reduce to possession and produce oil and natural gas.

We will acquire the leases and interests in the leases to be developed us. The actual number, identity and percentage of working interests or other interests in prospects to be acquired will depend upon, among other things, the total amount of capital contributions, the latest geological and geophysical data, potential title or spacing problems, availability and price of reworking services, tubular goods and services, approvals by federal and state departments or agencies, agreements with other working interest owners in the prospects, farm-ins, and continuing review of other prospects that may be available.

TITLE TO PROPERTIES

We will own the leasehold interest in the lease. Investors must rely on us to use our best judgment to obtain appropriate title to leases. We will take such steps as we deem necessary to assure that title to leases is acceptable for our purposes. We are free, however, to use our judgment in waiving title requirements if it is in our best interests and will not be liable for any failure of title to leases we acquire, unless such mistakes were made in a manner not in accordance with general industry standards in the geographic area and such mistakes were the result of our negligence. Further, we will not make any warranties as to the validity or merchantability of titles to any leases to be acquired by us.

REWORK AND COMPLETION PHASE

We will enter into an agreement with an independent operator to rework the wellbore and maintain it. The operator engaged will conduct, direct and have full control of all operations on the lease. The operator we retain will be a non-affiliate and its fees will not exceed the competitive rate in the area, during the rework and production phases of operations.

The operator will rework each well deemed by it to be capable of production of oil or natural gas in commercial quantities. The type of rework to be encountered in each well is unknown. We will monitor the performance and activities of the operator.

                                       20
PRODUCTION PHASE OF OPERATIONS

Through the operator we may sell oil and/or natural gas production to marketers, refineries, foreign governmental agencies, industrial users, interstate pipelines or local utilities. Revenues from production will be received directly from these parties or paid to us.

Oil and natural gas production in Louisiana, the area in which we may conduct our activities, is a mature industry with potential purchasers of oil and natural gas.

As a result of effects of weather on costs, results may be affected by seasonal factors. In addition, both sales volumes and prices tend to be affected by demand factors with a significant seasonal component.

Our share of production revenue from a given well will be burdened by and/or subject to royalties and overriding royalties, monthly operating charges, and other operating costs. These items of expenditure involve amounts payable solely out of, or expenses incurred solely by reason of, production operations.

COMPETITION

There are a large number of oil and natural gas companies in the United States.
Competition is strong among persons and companies involved in the exploration for and production of oil and natural gas. We expect to encounter strong competition at every phase of business. We will be competing with entities having financial resources and staffs substantially larger than those available to us.

The national supply of natural gas is widely diversified, with no one entity controlling over 5%. As a result of deregulation of the natural gas industry by
Congress and FERC, competitive forces generally determine natural gas prices.
Prices of crude oil, condensate and natural gas liquids are not currently regulated and are generally determined by competitive forces.

There will be competition among operators for equipment, goods, and crews. Such competition may affect our ability to acquire leases suitable for development and to expeditiously develop such leases once they are acquired.

MARKET FOR OIL AND GAS PRODUCTION

The market for oil and gas production is regulated by both the state and federal governments. The overall market is mature and with the exception of gas, all producers in a producing region will receive the same price. The major oil companies will purchase all crude oil offered for sale at posted field prices.
There are price adjustments for quality difference from the Benchmark. Benchmark is Saudi Arabian light crude oil employed as the standard on which OPEC price changes have been based. Quality variances from Benchmark crude results in lower prices being paid for the variant oil. Oil sales are normally contracted with a purchaser or gatherer as it is known in the industry that will pick-up the oil at the well site. In some instances there may be deductions for transportation

                                       21
from the well head to the sales point. At this time the majority of crude oil purchasers do not charge transportation fees, unless the well is outside their service area. The service area is a geographical area in which the purchaser of crude oil will not charge a fee for picking upon the oil. The purchaser or oil gatherer as it is called within the oil industry will usually handle all check disbursements to both the working interest and royalty owners. Royalty owners and over-riding royalty owners receive a percentage of gross oil production for the particular lease and are not obligated in any manner whatsoever to pay for the costs of operating the lease.

Gas sales are by contract. The gas purchaser normally pays the well operator
100% of the sales proceeds on or about the 25th of each and every month for the previous month's sales. The operator is responsible for all checks and distributions to the working interest and royalty owners. There is no standard price for gas. Prices will fluctuate with the seasons and the general market conditions.

The marketing of any oil and natural gas produced by us will be affected by a number of factors that are beyond our control and whose exact effect cannot be accurately predicted. These factors include:

     *    the amount of crude oil and natural gas imports;
     *    the availability, proximity and cost of adequate pipeline and other transportation facilities;
     *    the success of efforts to market competitive fuels, such as coal and nuclear energy and the growth and/or success of alternative energy sources such as wind power;
     *    the effect of United States and state regulation of production, refining, transportation and sales;
     *    the laws of foreign jurisdictions and the laws and regulations affecting foreign markets;
     *    other matters affecting the availability of a ready market, such as fluctuating supply and demand; and
     *    general economic conditions in the United States and around the world.

The supply and demand balance of crude oil and natural gas in world markets has caused significant variations in the prices of these products over recent years.
The North American Free Trade Agreement eliminated trade and investment barriers between the United States, Canada, and Mexico, resulting in increased foreign competition for domestic natural gas production. New pipeline projects recently approved by, or presently pending before, FERC as well as nondiscriminatory access requirements could further substantially increase the availability of natural gas imports to certain U.S. markets. Such imports could have an adverse effect on both the price and volume of natural gas sales from wells.

Members of the Organization of Petroleum Exporting Countries establish prices and production quotas for petroleum products from time to time with the intent of affecting the current global supply of crude oil and maintaining, lowering or increasing certain price levels. We are unable to predict what effect, if any, such actions will have on both the price and volume of crude oil sales from the wells.

                                       22
In several initiatives, FERC has required pipeline transportation companies to develop electronic communication and to provide standardized access via the
Internet to information concerning capacity and prices on a nationwide basis, so as to create a national market. Parallel developments toward an electronic marketplace for electric power, mandated by FERC, are serving to create multi-national markets for energy products generally. These systems will allow rapid consummation of natural gas transactions. Although this system may initially lower prices due to increased competition, it is anticipated to expand natural gas markets and to improve their reliability.

REGULATION

Our operations will be affected from time to time in varying degrees by domestic and foreign political developments, federal and state laws.

PRODUCTION. In most areas of operations within the United States the production of oil and natural gas is regulated by state agencies that set allowable rates of production and otherwise control the conduct of oil and natural gas operations. Among the ways that states control production is through regulations that establish the spacing of wells or in some instances may limit the number of days in a given month during which a well can produce.

ENVIRONMENTAL. Our production operations will also be subject to environmental protection regulations established by federal, state, and local agencies that in turn may necessitate significant capital outlays that would materially affect the financial position and our business operations. These regulations, enacted to protect against waste, conserve natural resources and prevent pollution, could necessitate spending funds on environmental protection measures, rather than on drilling operations. If any penalties or prohibitions were imposed for violating such regulations, our operations could be adversely affected.

NATURAL GAS TRANSPORTATION AND PRICING. FERC regulates the rates for interstate transportation of natural gas as well as the terms for access to natural gas pipeline capacity. Pursuant to the Wellhead Decontrol Act of 1989, however, FERC may not regulate the price of natural gas. Such deregulated natural gas production may be sold at market prices determined by supply and demand, Btu content, pressure, location of wells, and other factors. We anticipate that all of the natural gas produced by our wells will be considered price decontrolled natural gas and that each natural gas will be sold at fair market value.

PROPOSED REGULATION. Various legislative proposals are being considered in
Congress and in the legislatures of various states, which, if enacted, may significantly and adversely affect the petroleum and natural gas industries.
Such proposals involve, among other things, the imposition of price controls on all categories of natural gas production, the imposition of land use controls, such as prohibiting drilling activities on certain federal and state lands in protected areas, as well as other measures. At the present time, it is impossible to predict what proposals, if any, will actually be enacted by
Congress or the various state legislatures and what effect, if any, such proposals will have on our operations. On December 19, 2007, President Bush signed into law the Energy Independence and Security Act ("EISA"), a law

                                       23
targeted at reducing national demand for oil and increasing the supply of alternative fuel sources. While EISA does not appear to directly impact on our operations or cost of doing business, its impact on the oil and gas industry in general is uncertain. No prediction can be made as to what additional legislation may be proposed, if any, affecting the competitive status of an oil and gas producer, restricting the prices at which a producer may sell its oil and gas or the market demand for oil and gas nor can it be predicted which proposals, including those presently under consideration, if any, might be enacted, nor when any such proposals, if enacted, might become effective.

The Kyoto Protocol to the United Nations Framework Convention on Climate Change
became effective in February 2005 (the "Protocol"). Under the Protocol,
participating nations are required to implement programs to reduce emissions of certain gases, generally referred to as greenhouse gases that are suspected of contributing to global warming. The United States is not currently a participant in the Protocol. However, the U.S. Congress is considering proposed legislation directed at reducing greenhouse gas emissions. In addition, there has been support in various regions of the country for legislation that requires reductions in greenhouse gas emissions, and some states have already adopted legislation addressing greenhouse gas emissions from various sources, primarily power plants. The natural gas and oil industry is a direct source of certain greenhouse gas emissions, namely carbon dioxide and methane, and future restrictions on such emissions could impact our operations. At this time, it is not possible to accurately estimate how potential future laws or regulations addressing greenhouse gas emissions would impact our business.

Regulation of Production. Our proposed production operations are subject to regulation under a wide range of state and federal statutes, rules, orders and regulations. Among other matters, these statutes and regulations govern:

     -    the amounts and types of substances and materials that may be released into the environment,
     -    the discharge and disposition of waste materials,
     -    the reclamation and abandonment of wells and facility sites, and
     -    the remediation of contaminated sites.

Oklahoma law contains:

     -    provisions for the unitization or pooling of oil and natural gas properties,
     -    the establishment of maximum rates of production from oil and natural gas wells, and
     -    the regulation of the spacing, plugging and abandonment of wells.

ENVIRONMENTAL REGULATIONS

General. Our operations are affected by the various state, local and federal environmental laws and regulations, including the:

     -    Clean Air Act,
     -    Oil Pollution Act of 1990,
     -    Federal Water Pollution Control Act,

                                       24
     -    Resource Conservation and Recovery Act ("RCRA"),
     -    Toxic Substances Control Act, and
     -    Comprehensive Environmental Response, Compensation and Liability Act
          ("CERCLA").

these laws and regulations govern the discharge of materials into the environment or the disposal of waste materials, or otherwise relate to the protection of the environment. In particular, the following activities are subject to stringent environmental regulations:

     -    drilling,
     -    development and production operations,
     -    activities in connection with storage and transportation of oil and other liquid hydrocarbons, and
     -    use of facilities for treating, processing or otherwise handling hydrocarbons and wastes.

Violations are subject to reporting requirements, civil penalties and criminal sanctions. As with the industry generally, compliance with existing regulations increases our overall cost of business. The increased costs cannot be easily determined. Such areas affected include:

     -    unit production expenses primarily related to the control and limitation of air emissions and the disposal of produced water,
     -    capital costs to drill exploration and development wells resulting from expenses primarily related to the management and disposal of drilling fluids and other oil and natural gas exploration wastes, and
     -    capital costs to construct, maintain and upgrade equipment and facilities and remediate, plug and abandon inactive well sites and pits.

Environmental regulations historically have been subject to frequent change by regulatory authorities. Therefore, we are unable to predict the ongoing cost of compliance with these laws and regulations or the future impact of such regulations on its operations. However; we do not believe that changes to these regulations will have a significant negative effect

A discharge of hydrocarbons or hazardous substances into the environment could subject us to substantial expense, including both the cost to comply with applicable regulations pertaining to the clean-up of releases of hazardous substances into the environment and claims by neighboring landowners and other third parties for personal injury and property damage. We do not maintain insurance for protection against certain types of environmental liabilities.

The Clean Air Act requires or will require most industrial operations in the
United States to incur capital expenditures in order to meet air emission control standards developed by the EPA and state environmental agencies.
Although no assurances can be given, we believe the Clean Air Act requirements will not have a material adverse effect on our financial condition or results of operations.

                                       25
RCRA is the principal federal statute governing the treatment, storage and disposal of hazardous wastes. RCRA imposes stringent operating requirements, and liability for failure to meet such requirements, on a person who is either:

     -    a "generator" or "transporter" of hazardous waste, or
     -    an "owner" or "operator" of a hazardous waste treatment, storage or disposal facility.

At present, RCRA includes a statutory exemption that allows oil and natural gas exploration and production wastes to be classified as non-hazardous waste. As a result, we will not be subject to many of RCRA's requirements because its operations will probably generate minimal quantities of hazardous wastes.

CERCLA, also known as "Superfund", imposes liability, without regard to fault or the legality of the original act, on certain classes of persons that contributed to the release of a "hazardous substance" into the environment. These persons include:

     -    the "owner" or "operator" of the site where hazardous substances have been released, and
     -    companies that disposed or arranged for the disposal of the hazardous substances found at the site.

CERCLA also authorizes the EPA and, in some instances, third parties to act in response to threats to the public health or the environment and to seek to recover from the responsible classes of persons the costs they incur. In the course of our ordinary operations, we could generate waste that may fall within
CERCLA's definition of a "hazardous substance". As a result, We may be liable under CERCLA or under analogous state laws for all or part of the costs required to clean up sites at which such wastes have been disposed.

Under such law we could be required to:

     -    remove or remediate previously disposed wastes, including wastes disposed of or released by prior owners or operators,
     -    clean up contaminated property, including contaminated groundwater, or
     -    perform remedial plugging operations to prevent future contamination.

We could also be subject to other damage claims by governmental authorities or third parties related to such contamination.

While the foregoing regulations appear extensive, we believe that because we will initially be operating one oil or gas well, compliance with the foregoing regulations will not have any material adverse effect upon us. Further, we believe we will only spend minimal amounts of money to comply therewith in connection with our one proposed well.

                                       26
COMPANY'S OFFICE

The Company's offices are located at 2316 A Willemar Avenue, Courtenay, BC and our telephone number is (250) 898 8882. This is the home of Lawrence Jean. We use approximately 100 square feet on a rent free basis.

EMPLOYEES

The Company is an exploration stage company and currently has no employees other than its Officer and Director.

EMERGING GROWTH COMPANY STATUS UNDER THE JOBS ACT

Annona Energy qualifies as an "emerging growth company" as defined in the
Jumpstart our Business Startups Act (the "JOBS Act").

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the
Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

     *    The first fiscal year after its annual revenues exceed $1 billion;
     *    The first fiscal year after the fifth anniversary of its IPO;
     *    The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and
     *    The first fiscal year in which the company has a public float of at least $700 million.

FINANCIAL AND AUDIT REQUIREMENTS

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

     *    Provide only two rather than three years of audited financial statements in their IPO Registration Statement;
     *    Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;
     *    Delay compliance with new or revised accounting standards until they are made applicable to private companies; and
     *    Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley
          Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

                                       27
OFFERING REQUIREMENTS

In addition, during the IPO offering process, emerging growth companies are exempt from:

     *    Restrictions on analyst research prior to and immediately after the
          IPO, even from an investment bank that is underwriting the IPO;
     *    Certain restrictions on communications to institutional investors before filing the IPO registration statement; and
     *    The requirement initially to publicly file IPO Registration
          Statements. Emerging growth companies can confidentially file draft
          Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

OTHER PUBLIC COMPANY REQUIREMENTS

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

     *    The requirements under Section 14(i) of the Exchange Act and Section
          953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;
     *    Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation
          S-K; and
     *    The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

                             DESCRIPTION OF PROPERTY

We do not currently own any property.  The Company's offices are located at 2316
A Willemar  Avenue,  Courtenay,  BC and our telephone  number is (250) 898-8882.
This is the home of Lawrence  Jean.  We use  approximately  100 square feet on a rent free basis. Management believes the current premises are sufficient for its needs at this time.

We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

                                LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

                                       28
            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to contact a market maker immediately following the completion of the
Offering and apply to have the shares quoted on the OTC Electronic Bulletin
Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter
(OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the U.S. Securities and Exchange Commission or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Annona
Energy with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities.
There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus Annona had one stockholder of record. We have paid no cash dividends and have no outstanding options.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the
Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and

                                       29
Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     -    contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
     -    contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the
          Securities Act of 1934, as amended;
     -    contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
     -    contains a toll-free telephone number for inquiries on disciplinary actions;
     -    defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     -    contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange
          Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;
     -    the compensation of the broker-dealer and its salesperson in the transaction;
     -    the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     -    monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.
These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the
Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation
M precludes the officer and director, sales agent, any broker-dealer or other

                                       30
person who participate in the distribution of shares in this Offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

                       WHERE YOU CAN FIND MORE INFORMATION

We intend to file annual, quarterly and special reports, and other information with the SEC, as required. You may read or obtain a copy of the registration statement to be filed or any other information we file with the SEC at the SEC's
Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may
obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC web site at www.sec.gov, which contains our reports, and other information we file electronically with the SEC.

                              FINANCIAL STATEMENTS

The financial statements of Annona Energy for the year ended December 31, 2012, and related notes, included in this prospectus have been audited by Anton &
Chia, CPA's, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON FINANCIAL DISCLOSURE

None.

            DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON

The officer and director of Annona Energy, whose one year terms will expire
12/31/13, or at such a time as his successor(s) shall be elected and qualified is as follows:

Name & Address         Age      Position      Date First Elected    Term Expires
--------------         ---      --------      ------------------    ------------

Lawrence Jean          65       President,        10/22/12             12/31/13
2316 A Willemar Ave.            Secretary,
Courtenay, BC                   Treasurer,
                                CFO, CEO &
                                Director

                                       31
The foregoing person is a promoter of Annona Energy, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of
1933. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified.
Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Mr. Jean currently devotes 2-4 hours per week to company matters, in the future he intends to devote as much time as the board of directors deems necessary to manage the affairs of the company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

BACKGROUND INFORMATION

LAWRENCE JEAN has been the President, CEO, Treasurer, CFO, Secretary, and
Director of the Company since inception.

WORK HISTORY

1999 -present Private Investor in equity securities and real estate

RADAR ACQUISITIONS CORP. - CALGARY CANADA
Director 1995 - 1999
A Canadian Public company trading under the symbol RAC on the TSXV involved in the mining and processing of Ammolite for jewelry which was marketed internationally.

WHITE GOLD VENTURES - LA RUMEROSA MEXICO
President and Director 1992 - 1995
Mining company listed on the Alberta Stock Exchange. The company owned and mined a calcium carbonate mine in La Rumerosa, east of Tijuana, Baja California,
Mexico.

PATHFINDER INTERNATIONAL RECREATION CORP - CANADA
Founder, President and director 1986 - 1990
A Motor home vacation rental company listed on the Alberta Stock Exchange. The company had 5 locations in Canada and the U.S. serving a global clientele.

EDUCATION

Graduate 1968 Concordia University, Montreal Canada - Majors in both History and
Philosophy Graduate 1971 Simon Fraser University, Vancouver Canada - MBA Program

                                       32
                             EXECUTIVE COMPENSATION

Our current officer receives no compensation. The current Board of Directors is comprised of Lawrence Jean.

                           SUMMARY COMPENSATION TABLE

                                                                                 Change in
                                                                                  Pension
                                                                                 Value and
                                                                   Non-Equity   Nonqualified
                                                                   Incentive     Deferred       All
 Name and                                                            Plan         Compen-      Other
 Principal                                   Stock       Option     Compen-       sation       Compen-
 Position       Year   Salary     Bonus      Awards      Awards     sation       Earnings      sation     Totals
------------    ----   ------     -----      ------      ------     ------       --------      ------     ------

Lawrence        2012     0          0          0           0          0             0             0          0
Jean,
President,
CFO & CEO

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                                      Option Awards                                            Stock Awards
          -----------------------------------------------------------------  ----------------------------------------------
                                                                                                                   Equity
                                                                                                                  Incentive
                                                                                                      Equity        Plan
                                                                                                     Incentive     Awards:
                                                                                                       Plan       Market or
                                                                                                      Awards:      Payout
                                          Equity                                                     Number of    Value of
                                         Incentive                           Number                  Unearned     Unearned
                                        Plan Awards;                           of         Market      Shares,      Shares,
           Number of      Number of      Number of                           Shares      Value of    Units or     Units or
          Securities     Securities     Securities                          or Units    Shares or     Other         Other
          Underlying     Underlying     Underlying                          of Stock     Units of     Rights       Rights
          Unexercised    Unexercised    Unexercised    Option     Option      That      Stock That     That         That
          Options (#)    Options (#)     Unearned     Exercise  Expiration  Have Not     Have Not    Have Not     Have Not
Name      Exercisable   Unexercisable   Options (#)    Price($)    Date     Vested(#)     Vested      Vested       Vested
----      -----------   -------------   -----------    -----       ----     ---------     ------      ------       ------

Lawrence      0               0              0           0          0          0            0            0            0
Jean, CEO
& CFO

                              DIRECTOR COMPENSATION

                                                                     Change in
                                                                      Pension
                                                                     Value and
                   Fees                             Non-Equity      Nonqualified
                  Earned                            Incentive        Deferred
                 Paid in      Stock     Option        Plan         Compensation     All Other
    Name           Cash      Awards     Awards     Compensation      Earnings      Compensation     Total
    ----           ----      ------     ------     ------------      --------      ------------     -----

Lawrence Jean,      0           0          0             0               0              0             0
Director

                                       33
There are no current employment agreements between the company and its executive officer.

On November 21, 2012, Mr. Jean purchased 7,500,000 shares of our common stock at
$0.001 per share. The terms of these stock issuances were as fair to the company, in the opinion of the board of directors, as could have been made with an unaffiliated third party.

Mr. Jean currently devotes approximately 2-4 hours per week to manage the affairs of the company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Annona Energy's voting securities by officers, directors and major stockholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

                            No. of        No. of
  Name of                   Shares        Shares       Percentage of Ownership
Beneficial                  Before         After         Before        After
  Owner(1)                 Offering      Offering      Offering      Offering(2)
  --------                 --------      --------      --------      -----------

Lawrence Jean             7,500,000     7,500,000        100%            56%

All Officers and
 Directors as a Group     7,500,000     7,500,000        100%            56%

----------
(1)  The person named may be deemed to be a "parent" and "promoter" of the
     Company, within the meaning of such terms under the Securities Act of 1933, as amended.
(2)  Assuming all 6,000,000 shares are sold

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Jean will not be paid for any underwriting services that he performs on our behalf with respect to this Offering. He will also not receive any interest on any funds that he may advance to us for expenses incurred prior to the Offering being closed.

On November 21, 2012, Mr. Jean purchased 7,500,000 shares of our common stock at
$0.001 per share. All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by the officer and director of the Company. (See "Principal Stockholders".)

                                       34
As of December 31, 2012, $425 is owed to Mr. Jean for funds loaned by him to the
Company. The loan is non-interest bearing with no specific repayment terms.

                                 INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the
Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                       35
                       [LETTERHEAD OF ANTON & CHIA, LLP]

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Annona Energy, Inc. (An Exploration Stage Company)

We have audited the  accompanying  balance  sheet of Annona  Energy,  Inc.  (the
"Company")  as of December 31, 2012,  and the related  statement of  operations, changes in  stockholders'  equity and cash flows for the period from October 22,
2012 (Inception)  through December 31, 2012. These financial  statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We  conducted  our audit in  accordance  with  standards  of the Public  Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements  are free of material  misstatement.  The Company was not required to have,  nor were we engaged to perform,  an audit of its  internal  control  over financial reporting.  Our audit included  consideration of internal control over financial  reporting  as  a  basis  for  designing  audit  procedures  that  are appropriate  in the  circumstances,  but not for the  purpose of  expressing  an opinion on the  effectiveness  of  Company's  internal  control  over  financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a  test  basis,  evidence  supporting  the  amounts  and  disclosures  in the financial statements. An audit also includes assessing the accounting principles used and  significant  estimates made by  management,  as well as evaluating the overall financial statement  presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects,  the financial position of the Company as of December 31,
2012 and the  results of its  operations  and its cash flows for the period from
October 22, 2012  (Inception)  through  December 31, 2012,  in  conformity  with accounting principles generally accepted in the United States of America.

The  accompanying  financial  statements  have been  prepared  assuming that the
Company  will  continue  as a  going  concern.  As  discussed  in the  notes  to financial,  the Company has no revenues  and  accumulated  deficit of $943 since inception.  These  conditions,  among others,  raise substantial doubt about the
Company's ability to continue as a going concern.  Management's plans concerning these matters are also described in the financial statements, which includes the raising of additional equity financing through a public offering.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP
--------------------------------
Newport Beach, California
March 22, 2013

                                      F-1
                               ANNONA ENERGY, INC.
                         (An Exploration Stage Company)
                                 Balance Sheets
--------------------------------------------------------------------------------

                                                               December 31, 2012
                                                               -----------------

                                     ASSETS

Current Assets
  Cash                                                              $  6,982
                                                                    --------
Total Current Assets                                                   6,982
                                                                    --------

      Total Assets                                                  $  6,982
                                                                    ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
  Officer advances                                                  $    425
                                                                    --------

      Total Liabilities                                                  425
                                                                    --------
Stockholders' Equity
  Common stock, ($.001 par value, 75,000,000 shares
   authorized; 7,500,000 shares issued and outstanding
   as of December 31, 2012                                             7,500
  Additional paid-in capital                                              --
  Deficit accumulated during exploration stage                          (943)
                                                                    --------
Total Stockholders' Equity                                             6,557
                                                                    --------

      Total Liabilities & Stockholders' Equity                      $  6,982
                                                                    ========

                 See accompanying notes to financial statements

                                      F-2
                               ANNONA ENERGY, INC.
                         (An Exploration Stage Company)
                            Statements of Operations
--------------------------------------------------------------------------------

                                                                October 22, 2012
                                                                   (inception)
                                                                    through
                                                               December 31, 2012
                                                               -----------------

Revenues                                                          $       --

Operating Costs
  Administrative expenses                                                943
  Taxes and licences                                                      --
                                                                  ----------
Total Operating Costs                                                    943
                                                                  ----------

Net Loss                                                          $     (943)
                                                                  ==========

Basic and diluted earnings per share                              $    (0.00)
                                                                  ==========
Weighted average number of common shares
 outstanding basic and diluted                                     4,285,714
                                                                  ==========

                 See accompanying notes to financial statements

                                      F-3
                               ANNONA ENERGY, INC.
                         (An Exploration Stage Company)
                  Statement of Changes in Stockholders' Equity
           From October 22, 2012 (inception) through December 31, 2012
--------------------------------------------------------------------------------

                                                                                  Deficit
                                                                                Accumulated
                                                       Common      Additional     During
                                          Common       Stock        Paid-in     Exploration
                                          Stock        Amount       Capital        Stage         Total
                                          -----        ------       -------        -----         -----

Balance October 22, 2012 (Inception)           --     $     --     $     --      $      --     $     --

Stock issued for cash from the
 founder on November 21, 2012
 @ $.001 per share                      7,500,000        7,500           --             --        7,500

Net Loss, December 31, 2012                    --           --           --           (943)        (943)
                                        ---------     --------     --------      ---------     --------

Balance, December 31, 2012              7,500,000     $  7,500     $     --      $    (943)    $  6,557
                                        =========     ========     ========      =========     ========

                 See accompanying notes to financial statements

                                      F-4
                               ANNONA ENERGY, INC.
                         (An Exploration Stage Company)
                             Statements of Cash Flow
--------------------------------------------------------------------------------

                                                               October 22, 2012
                                                                  (Inception)
                                                                    through
                                                               December 31, 2012
                                                               -----------------

OPERATING ACTIVITIES:
  Net loss                                                         $   (943)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:

  Changes in operating assets and liabilities:
                                                                   --------
Net cash provided by operating activities                              (943)

FINANCING ACTIVITIES:
  Officer advances                                                      425
  Issuance of common stock for cash                                   7,500
                                                                   --------
Net cash provided by financing activities                             7,925

Net increase in cash                                                  6,982
                                                                   --------

Cash at beginning of period                                              --
                                                                   --------

Cash at end of period                                              $  6,982
                                                                   ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                         $     --
                                                                   ========
  Income Taxes                                                     $     --
                                                                   ========

                 See accompanying notes to financial statements

                                      F-5
ANNONA ENERGY INC.
Notes to Financial Statements
(An Exploration Stage Company)
December 31, 2012
--------------------------------------------------------------------------------

1. NATURE OF OPERATIONS

Annona Energy Inc. ("The  Company") was  incorporated  in the State of Nevada on
October 22,  2012.  The Company is an  Exploration  Stage  Company as defined by
Accounting  Standards   Codification  ("ASC")  Topic  915.   "Development  Stage
Entities." The Company's plan of operations  anticipates purchasing at least one oil and gas lease.  There is no assurance we will ever be able to acquire an oil and gas lease of if we do  acquire  an oil and gas  lease,  that the oil and gas lease will produce any oil or gas.

GOING CONCERN

The  accompanying  financial  statements have been prepared on a "going concern"
basis,  which  assumes that the Company will  continue to realize its assets and discharge  its  liabilities  in the normal  course of business.  At December 31,
2012,  the  Company  had cash of $6,982 and  incurred a net loss of $943 for the period from October 22, 2012  (inception)  to December 31, 2012.  These  factors raise  substantial  doubt regarding the company's ability to continue as a going concern.  These  financial  statements  do not  include any  adjustments  to the recoverability  and  classification of recorded asset amounts and classification of liabilities  that might be necessary should the Company be unable to continue as a going concern.

The  Company  plans to conduct a public  offering of up to  6,000,000  shares of common  stock at a price of $0.01 per share or  $60,000  (minimum  of  3,000,000 shares or $30,000).  However,  there is no assurance  that the offering  will be completed.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The financial  statements  of the Company have been prepared in accordance  with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company's year-end is December 31.

Cash
Cash  consists  of  cash  on  deposit  with  a  high  quality  major   financial
institution.

Use of Estimates and Assumptions
The preparation of financial  statements in conformity  with generally  accepted accounting  principles  requires that management makes estimates and assumptions that affect the reported  amounts of assets and  liabilities  and  disclosure of contingent  assets and  liabilities at the date of the financial  statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

Foreign Currency Translation
The financial  statements are presented in United States dollars.  In accordance with ASC 830, "Foreign Currency Matters",  foreign  denominated  monetary assets and liabilities are translated into their United States dollar equivalents using foreign  exchange rates which  prevailed at the balance sheet date.  Revenue and expenses are translated at average rates of exchange  during the year.  Gains or losses resulting from foreign  currency  transactions are included in results of operations.

Development Stage Company
The Company complies with Financial  Accounting  Standards  Codification ("ASC")
915 and Securities and Exchange Commission Act Guide 7 for its  characterization of the Company as development stage enterprise.

                                      F-6
Financial Instrument
The carrying values of the Company's financial instruments,  consisting of cash, accounts payable and accrued liabilities,  and due to related party, approximate their  fair  value  because  of the short  maturity  of these  instruments.  The
Company's operations are outside the United States and some of its future assets and  liabilities  may have  exposure  to market  risks  from  changes in foreign currency  rates.  The  Company's  financial  risk is the risk that  arises  from fluctuations  in foreign  exchange  rates and the degree of  volatility of those rates. Currently,  the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Income Taxes
The Company  follows the accrual  method of accounting  for income taxes.  Under this method,  deferred  income tax assets and liabilities are recognized for the estimated tax  consequences  attributable  to differences  between the financial statement  carrying  values and their  respective  income  tax basis  (temporary differences).  The effect on the deferred income tax assets and liabilities of a change in tax rates is  recognized  in income in the period  that  includes  the enactment  date.  At December  31, 2012,  a full  deferred  tax asset  valuation allowance has been provided and no deferred tax asset has been recorded.

Basic and Diluted Net Income (Loss) per Share
The Company  computes net income  (loss) per share in  accordance  with ASC 260,
"Earnings  per Share"  which  requires  presentation  of both basic and  diluted earnings  per  share  (EPS) on the face of the  income  statement.  Basic EPS is computed  by  dividing  net  income  (loss)  available  to  common  shareholders
(numerator)  by  the  weighted  average  number  of  common  shares  outstanding
(denominator)  during  the  period.  Diluted  EPS gives  effect to all  dilutive potential common shares  outstanding  during the period including stock options, using the treasury stock method,  and  convertible  preferred  stock,  using the if-converted  method.  In computing diluted EPS, the average stock price for the period is used in determining  the number of shares assumed to be purchased from the  exercise of stock  options or  warrants.  Diluted EPS excludes all dilutive potential  common  shares if their effect is  anti-dilutive.  As of December 31,
2012, there were no dilutive securities.

3. RELATED PARTY TRANSACTIONS

Lawrence H. Jean,  Director  and  President  of the Company  may, in the future, become involved in other business  opportunities as they become available,  thus he may face a conflict in selecting  between the Company and his other  business opportunities.  The Company has not  formulated a policy for the  resolution  of such conflicts.

While the company is seeking additional capital,  Mr. Jean has advanced funds to the company to pay for any costs  incurred by it. These funds are interest free.
The balance due Mr. Jean was $425 as of December 31, 2012.

4. COMMON SHARES

On November  21, 2012,  the Company  authorized  the issue of  7,500,000  common shares of the company at par value of $.001 to Lawrence  H. Jean,  Director  and
President, for net cash proceeds of $7,500.

At December 31, 2012 there are total of 7,500,000  common  shares of the Company issued and outstanding.

5. SUBSEQUENT EVENTS

In  accordance  with ASC 855,  SUBSEQUENT  EVENTS,  the  Company  has  evaluated subsequent  events  through  March 21, 2013,  the date of available  issuance of these audited financial statements. During this period, the Company did not have any material recognizable subsequent events.

                                      F-7
                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES,
WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A
PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A
PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD
ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution

The estimated costs of the Offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

     Securities and Exchange Commission registration fee      $    9
     Accounting fees and expenses                             $3,000
     Legal fees                                               $  750
     Preparation and EDGAR conversion fees                    $1,800
     Transfer Agent fees                                      $  650
     Printing                                                 $  291
                                                              ------
     Total                                                    $6,500
                                                              ======

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The By-Laws of Annona Energy, Inc. allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General
Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

                                      II-1
2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b.   By the board of directors by majority  vote of a quorum  consisting of directors who were not parties to the act, suit or proceeding;

     c.   If a majority  vote of a quorum  consisting  of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d.   If a quorum  consisting  of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately

                                      II-2
determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a.   Does  not  include  any  other  rights  to  which  a  person   seeking
          indemnification  or  advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that  indemnification,  unless ordered by a court  pursuant to section 2 or for the  advancement  of expenses made pursuant to section 5, may not be made to or on behalf of any director or  officer  if a final  adjudication  establishes  that  his  acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b.   Continues  for a person  who has  ceased  to be a  director,  officer, employee  or agent and inures to the  benefit of the heirs,  executors and administrators of such a person.

     c.   The Articles of  Incorporation  provides that "the  Corporation  shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General  Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Annona Energy, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

In November 2012, a total of 7,500,000 shares of common stock were issued in exchange for $7,500 US, or $.001 per share. These securities were issued to Mr.
Jean, the officer and director of the company.

                                      II-3
                                    EXHIBITS

Exhibit 3.1     Articles of Incorporation
Exhibit 3.2     Bylaws
Exhibit 5.1     Opinion re: Legality
Exhibit 23.1    Consent of counsel (see Exhibit 5)
Exhibit 23.2    Consent of independent registered accounting firm

                                  UNDERTAKINGS

a.   The undersigned registrant hereby undertakes:

     1.   To file,  during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i.   To include any  prospectus  required  by section  10(a)(3) of the
               Securities Act of 1933;

          ii.  To reflect in the  prospectus  any facts or events  arising after the  effective  date of the  registration  statement (or the most recent post-effective  amendment thereof) which,  individually or
               in  the  aggregate,   represent  a  fundamental   change  in  the
               information   set   forth   in   the   registration    statement.
               Notwithstanding the foregoing, any increase or decrease in volume of  securities  offered (if the total dollar value of  securities offered  would not  exceed  that  which was  registered)  and any deviation  from  the low or  high  end of the  estimated  maximum offering  range may be reflected in the form of prospectus  filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in  the  maximum  aggregate  offering  price  set  forth  in  the
               "Calculation  of   Registration   Fee"  table  in  the  effective
               registration statement.

          iii. To include any material  information  with respect to the plan of
               distribution   not  previously   disclosed  in  the  registration
               statement  or any  material  change  to such  information  in the registration statement;

     2.   That,  for  the  purpose  of  determining   any  liability  under  the
          Securities Act of 1933,  each such  post-effective  amendment shall be deemed to be a new registration  statement  relating to the securities offered  therein,  and the  offering of such  securities  at that time shall be deemed to be the initial bona fide offering thereof.

                                      II-4
     3.   To remove from registration by means of a post-effective amendment any of  the  securities  being  registered  which  remain  unsold  at  the termination of the Offering.

     4.   That,  for the purpose of determining  liability  under the Securities
          Act of 1933 to any purchaser:

          i.   If the  registrant  is  relying  on Rule 430B  (230.430B  of this chapter):

               A.   Each  prospectus  filed by the  registrant  pursuant to Rule
                    424(b)(3)shall  be  deemed  to be part  of the  registration statement  as of the date the filed  prospectus  was  deemed part of and included in the registration statement; and

               B.   Each  prospectus  required  to be  filed  pursuant  to  Rule
                    424(b)(2),  (b)(5),  or  (b)(7)  as part  of a  registration statement  in reliance on Rule 430B  relating to an offering made pursuant to Rule  415(a)(1)(i),  (vii),  or (x) for the purpose of  providing  the  information  required by section
                    10(a) of the  Securities  Act of 1933  shall be deemed to be part of and included in the registration statement as of the earlier  of the date such form of  prospectus  is first used after  effectiveness  or the date of the first  contract  of
                    sale  of  securities  in  the  Offering   described  in  the
                    prospectus. As provided in Rule 430B, for liability purposes of the  issuer  and  any  person  that  is at  that  date an underwriter, such date shall be deemed to be a new effective
                    date  of  the   registration   statement   relating  to  the
                    securities  in the  registration  statement  to  which  that prospectus  relates,  and the offering of such securities at that  time  shall be  deemed  to be the  initial  bona  fide offering thereof. Provided,  however, that no statement made in a  registration  statement or prospectus  that is part of
                    the   registration   statement   or  made   in  a   document
                    incorporated  or deemed  incorporated  by reference into the registration  statement  or  prospectus  that is part of the registration  statement  will, as to a purchaser with a time of contract of sale prior to such effective date,  supersede or modify any  statement  that was made in the  registration statement or  prospectus  that was part of the  registration statement or made in any such document  immediately prior to such effective date; or

          ii.  If the registrant is subject to Rule 430C, each prospectus  filed pursuant  to Rule  424(b)  as part  of a  registration  statement relating  to an  offering,  other  than  registration  statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A,  shall be deemed to be part of and  included in the registration  statement  as of the  date it is first  used  after effectiveness.  Provided,  however,  that no statement  made in a
               registration   statement  or  prospectus  that  is  part  of  the

                                      II-5
               registration  statement  or made in a  document  incorporated  or deemed incorporated by reference into the registration  statement or prospectus that is part of the registration statement will, as to a  purchaser  with a time of  contract  of sale  prior to such first use, supersede or modify any statement that was made in the registration  statement  or  prospectus  that  was  part  of  the registration  statement or made in any such document  immediately prior to such date of first use.

     5.   That, for the purpose of determining liability of the registrant under
          the   Securities   Act  of  1933  to  any  purchaser  in  the  initial
          distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant
          pursuant   to  this   registration   statement,   regardless   of  the
          underwriting  method used to sell the securities to the purchaser,  if the  securities  are offered or sold to such purchaser by means of any of the following communications,  the undersigned registrant will be a seller to the  purchaser  and will be considered to offer or sell such securities to such purchaser:

          i.   Any  preliminary  prospectus  or  prospectus  of the  undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          ii.  Any free writing prospectus  relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          iii. The portion of any other free writing prospectus  relating to the offering  containing  material  information about the undersigned registrant  or its  securities  provided  by or on  behalf of the undersigned registrant; and

          iv.  Any other  communication that is an offer in the Offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities, arising under the Securities Act of
1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-6
                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Courtenay, BC on
April 1, 2013.

                                     Annona Energy, Inc.

                                         /s/ Lawrence Jean
                                         -------------------------------------
                                     By: Lawrence Jean, Director
                                         (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated.

/s/ Lawrence Jean                                                 April 1, 2013
---------------------------------------                           -------------
Lawrence Jean, President & Director                                   Date
(Principal Executive Officer, Principal
Financial Officer, Principal Accounting
Officer)

                                      II-7